                                                                     EXHIBIT 2.3



================================================================================



                           ASSIGNMENT AND AMENDMENT OF
                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                              ENERGY PARTNERS, LTD.
                                  ("ASSIGNOR")

                            HALL-HOUSTON OIL COMPANY
                                  ("ASSIGNEE")

                                       AND

                               HALL PARTNERS, L.P.
                           LPCR INVESTMENT GROUP, L.P.
                          HALL CONSULTING COMPANY, INC.
                               HALL EQUITIES, INC.
                                HALL FAMILY TRUST
                                 BRUCE R. SIDNER
                                  WAYNE P. HALL
                                       AND
                                  JOHN H. PEPER
                                   ("SELLERS")




                                January 15, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
Article I     DEFINITIONS AND INTERPRETATION.........................................................1
         1.1  Terms Defined Above....................................................................1
         1.2  Terms Defined in Purchase Agreement....................................................1
         1.3  References.............................................................................1
         1.4  Articles and Sections..................................................................2
         1.5  Number and Gender......................................................................2

Article II    ASSIGNMENT.............................................................................2
         2.1  Assignment by Assignor.................................................................2
         2.2  Acceptance by Assignee.................................................................2
         2.3  Continuing Obligations of Assignor.....................................................2

Article III   AMENDMENTS.............................................................................3
         3.1  Amendment of Definition of Purchaser...................................................3
         3.2  Amendment to Section 2.1...............................................................3
         3.3  Amendment to Section 2.3...............................................................3
         3.4  Amendment to Section 3.1...............................................................3
         3.5  Amendments to Section 3.2..............................................................3
         3.6  Amendment to Section 9.6...............................................................3
         3.7  Amendment to Section 10.1..............................................................4
         3.8  Amendment to Section 10.13.............................................................4
         3.9  Amendment to Schedule 2.1..............................................................4
         3.10 Amendments to Exhibits.................................................................4

Article IV    RATIFICATION...........................................................................4

Article V     CONSENT OF ASSIGNOR....................................................................4

Article VI    PARTICIPATION IN MERGER................................................................5
         6.1  Commitment of Sellers..................................................................5
         6.2  Merger Consideration to Sellers........................................................5
         6.3  Representations and Warranties of Sellers..............................................5
         6.4  Waiver of Appraisal Rights.............................................................5
         6.5  Release by Sellers.....................................................................5

Article VII   MISCELLANEOUS..........................................................................5
         7.1  Successors and Assigns.................................................................5
         7.2  Rights of Third Parties................................................................5
         7.3  Counterparts...........................................................................5
         7.4  Integration............................................................................6
         7.5  Invalidity.............................................................................6
         7.6  Governing Law..........................................................................6

                           ASSIGNMENT AND AMENDMENT OF
                           PURCHASE AND SALE AGREEMENT


         This ASSIGNMENT AND AMENDMENT OF PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into effective this 15th day of January, 2002, by and among ENERGY PARTNERS, LTD., a Delaware corporation ("Assignor"), HALL-HOUSTON OIL COMPANY, a Texas corporation ("Assignee"), and HALL PARTNERS, L.P., a Texas limited partnership, LPCR INVESTMENT GROUP, L.P., a Texas limited partnership, HALL CONSULTING COMPANY, INC., a Texas corporation, HALL EQUITIES, INC., a Texas corporation, HALL FAMILY TRUST, a trust established under the laws of the State of Texas, BRUCE R. SIDNER, WAYNE P. HALL, and JOHN H. PEPER (collectively, "Sellers" and individually a "Seller").

                                   WITNESSETH:

         WHEREAS, Assignor and Sellers are parties to that certain Purchase and Sale Agreement dated December 16, 2001 (the "Purchase Agreement");

         WHEREAS, Assignor, Saints Acquisition Subsidiary, Inc. (a wholly-owned subsidiary of Assignor), and Assignee are parties to that certain Agreement and Plan of Merger dated as of December 16, 2001, as amended by Amendment No. 1 thereto (as so amended, the "Merger Agreement"), pursuant to which Saints Acquisition Subsidiary, Inc. is to be merged with and into Assignee (the "Merger"); and

         WHEREAS, as contemplated in the Purchase Agreement and the Merger Agreement, Assignor desires to assign to Assignee the rights of Purchaser under the Purchase Agreement and, in connection with such assignment, Assignee and Sellers desire to amend the Purchase Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Terms Defined Above. As used in this Assignment and Amendment of Purchase and Sale Agreement, each of the terms "Amendment," "Assignee," "Assignor," "Merger," "Merger Agreement," and "Purchase Agreement" shall have the meaning assigned to such term hereinabove.

         1.2 Terms Defined in Purchase Agreement. Each term defined in the Purchase Agreement and used herein without definition shall have the meaning assigned to such term in the Purchase Agreement, unless expressly provided to the contrary.

         1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this

Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms "includes" and "including" used herein shall mean "includes, without limitation," or "including, without limitation," as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to "writing" include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

         1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections, and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

         1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

                                   ARTICLE II

                                   ASSIGNMENT


         2.1 Assignment by Assignor. Assignor hereby transfers and assigns to Assignee all of the rights of Purchaser under the Purchase Agreement.

         2.2 Acceptance by Assignee. Assignee hereby accepts the assignment made by Assignor in Section 2.1 and agrees to proceed with the Closing on the terms provided in the Purchase Agreement, as hereinafter amended.

         2.3 Continuing Obligations of Assignor. As provided in Section 10.4 of the Purchase Agreement, Assignor acknowledges that the assignment made by Assignor in Section 2.1 does not relieve Assignor of the obligation to perform, or cause Assignee to perform, all of the obligations of Purchaser under the Purchase Agreement, as hereinafter amended, including the obligation to provide indemnification pursuant to certain provisions of Article IX of the Purchase Agreement.

                                   ARTICLE III

                                   AMENDMENTS

         Assignee and Sellers, joined by Assignor where appropriate, hereby amend the Purchase Agreement as follows:

         3.1 Amendment of Definition of Purchaser. The Purchase Agreement is amended to provide that all references therein to "Purchaser" are deemed to be references to Assignee, except with respect to Section 3.2 and clause (e) of
Section 6.1 of the Purchase Agreement.

         3.2 Amendment to Section 2.1. Section 2.1 of the Purchase Agreement is amended to read as follows in its entirety:

                  "2.1 Purchase Price. The purchase price for the Interests (the "Purchase Price") is 125,000 shares of 2002 Preferred Stock, par value $0.01 per share, of Purchaser ("Purchaser 2002 Preferred Stock"). The Purchase Price is allocable among the Sellers as set forth in Schedule 2.1."

         3.3 Amendment to Section 2.3. Section 2.3 of the Purchase Agreement is amended to read as follows in its entirety:

                  "2.3 Payment of Purchase Price. At the Closing (as defined in
                  Section 7.1), Purchaser shall make a notation on the books of the Company relating to the Purchaser 2002 Preferred Stock evidencing the requisite shares of Purchaser 2002 Preferred Stock, as reflected in Schedule 2.1, as registered in the name of such Seller on the books of Purchaser."

         3.4 Amendment to Section 3.1. Paragraphs (s) and (t) of Section 3.1 of the Purchase Agreement are amended as necessary to relate to both the shares of Purchaser 2002 Preferred Stock to be issued to each Seller under the Purchase Agreement and the Buyer Warrants to be received in exchange for such shares of Purchaser 2002 Preferred Stock under the Merger Agreement.

         3.5 Amendments to Section 3.2. The parties agree that, (a) notwithstanding the provisions of Section 3.1, the representations and warranties made in Section 3.2 of the Purchase Agreement continue to be made by Assignor, but are made for the benefit of Sellers in connection with their participation in the Merger, as provided in Article V and (b) Assignee makes with respect to itself for the benefit of Sellers the same representations and warranties made by Assignor with respect to itself in Sections 3.2(a)-(h) and
(l) of the Purchase Agreement. Furthermore, subsection (j) of Section 3.2 of the Purchase Agreement is amended to read as follows in its entirety:

                  "(j)  Intentionally blank."

         3.6 Amendment to Section 9.6. Paragraph (e) of Section 9.6 of the Purchase Agreement is amended to provide that the limitation on indemnification by each Seller or the Gary Hall Group, as the case may be, is determined on the basis of the value of the consideration received by such Seller or the Gary Hall Group, as the case may be, in the Merger.

         3.7 Amendment to Section 10.1. Section 10.1 of the Purchase Agreement is amended to provide the address of Assignee for purposes of the Purchase Agreement, as hereby amended, shall be the address of Assignor provided in
Section 10.1 of the Purchase Agreement prior to giving effect to this Amendment.

         3.8 Amendment to Section 10.13. Section 10.13 of the Purchase Agreement is amended to insert the following sentence at the end thereof.

                  "Notwithstanding the foregoing two sentences, Energy Partners, Ltd. ("EPL") shall be an express third party beneficiary of all of HHOC's rights and benefits as Purchaser under this Agreement and HHOC may not waive any provision of this Agreement intended for HHOC's benefit (including Section 3.1,
                  Section 4.1, Article V, Section 6.2, Article VII, Article VIII and Article IX) without the written consent of EPL."

         3.9 Amendment to Schedule 2.1. Schedule 2.1 to the Purchase Agreement is replaced with Schedule 2.1 attached to this Amendment.

         3.10 Amendments to Exhibits. The Exhibits to the Purchase Agreement are amended to reflect Assignee as Purchaser and pertinent information as to Assignee, including the address of Assignee as 700 Louisiana, Suite 2100, Houston, Texas 77002 and the taxpayer identification number of Assignee.

                                   ARTICLE IV

                                  RATIFICATION

         Each of the parties hereto does hereby adopt, ratify and confirm the Purchase Agreement, as the same is amended hereby, and acknowledges and agrees that the Purchase Agreement, as amended hereby, is and remains in full force and effect.

                                    ARTICLE V

                               CONSENT OF ASSIGNOR

         To the extent otherwise prohibited under the terms of the Merger Agreement, Assignor hereby consents to the establishment of a series of preferred stock of Assignee to be the Purchaser 2002 Preferred Stock (as defined in Section 2.1 of the Purchase Agreement, as hereby amended) and to the issuance by Assignee of shares of such preferred stock as part of the Closing.

                                   ARTICLE VI

                             PARTICIPATION IN MERGER

         6.1 Commitment of Sellers. Sellers hereby agree to participate in the Merger and to exchange the shares of Purchaser 2002 Preferred Stock (as defined in Section 2.1 of the Purchase Agreement, as hereby amended) received at Closing for the consideration provided in Section 6.2.

         6.2 Merger Consideration to Sellers. Upon the closing of the Merger, Sellers shall receive from Assignor the Securities Consideration and the Earnout Consideration (as defined in Section 2.1 of the Purchase Agreement prior to giving effect to this Amendment). Such consideration shall be allocated among Sellers as provided in Schedule 2.1 to the Purchase Agreement prior to giving effect to this Amendment.

         6.3 Representations and Warranties of Sellers. In connection with the closing of the Merger, each Seller, severally and not jointly, makes in favor of Assignor the representations and warranties set forth in paragraphs (s) and (t) of Section 3.1 of the Purchase Agreement prior to giving effect to this Amendment.

         6.4 Waiver of Appraisal Rights. Each Seller hereby agrees to waive any appraisal rights that such Seller may have under the Texas Business Corporation Act with respect to the Merger.

         6.5 Release by Sellers. Upon consummation of the Merger, each Seller hereby releases Hall-Houston from (a) any obligation to redeem shares of the Purchaser 2002 Preferred Stock and (b) any obligation to pay accrued but unpaid dividends with respect to the Purchaser 2002 Preferred Stock, if any.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Purchase Agreement.

         7.2 Rights of Third Parties. Except as provided in Section 7.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

         7.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

         7.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

         7.5 Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

         7.6 Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to principles of such laws relating to conflict of laws.







                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment of Purchase and Sale Agreement to be duly executed and delivered as of the date first written above.

                                         ASSIGNOR:

WITNESSES:                               ENERGY PARTNERS, LTD.


                                         By:
--------------------------------            ------------------------------------
Name:                                    Name:
     ---------------------------              ----------------------------------
                                         Title:
                                               ---------------------------------
--------------------------------
Name:
     ---------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment of Purchase and Sale Agreement to be duly executed and delivered as of the date first written above.

                                         ASSIGNEE:

WITNESSES TO ALL FOLLOWING               HALL-HOUSTON OIL COMPANY
SIGNATURES:

                                         By:
--------------------------------            ------------------------------------
Name:                                       Wayne P. Hall
     ---------------------------            President

--------------------------------
Name:
     ---------------------------

                                         SELLERS:

                                         HALL PARTNERS, L.P.

                                         By:   Hall Interests, Inc.
                                               its General Partner


                                               By:
                                                  ------------------------------
                                                  Gary L. Hall
                                                  President


                                         LPCR INVESTMENT GROUP, L.P.

                                         By:   Hall Interests, Inc.
                                               its General Partner


                                               By:
                                                  ------------------------------
                                                  Gary L. Hall
                                                  President


                                         HALL CONSULTING COMPANY, INC.


                                         By:
                                            ------------------------------------
                                            Gary L. Hall
                                            President

                                         HALL EQUITIES, INC.


                                         By:
                                            ------------------------------------
                                            Gary L. Hall
                                            President


                                         HALL FAMILY TRUST


                                         By:
                                            ------------------------------------
                                            Gary L. Hall
                                            Trustee


                                         ---------------------------------------
                                         Bruce R. Sidner


                                         ---------------------------------------
                                         Wayne P. Hall


                                         ---------------------------------------
                                         John H. Peper

         The undersigned, Nancy F. Butte (spouse of Bruce R. Sidner), Valerie A. Hall (spouse of Wayne P. Hall), and Ann M. Peper (spouse of John H. Peper), join in execution of this Amendment to commit to this Amendment their respective community property interests in the Interests of their respective spouses committed to the Purchase Agreement, as hereby amended.

WITNESSES:

--------------------------------            ------------------------------------
Name:                                       Nancy F. Butte
     ---------------------------

--------------------------------
Name:
     ---------------------------


WITNESSES:

--------------------------------            ------------------------------------
Name:                                       Valerie A. Hall
     ---------------------------

--------------------------------
Name:
     ---------------------------


WITNESSES:

--------------------------------            ------------------------------------
Name:                                       Ann M. Peper
     ---------------------------

--------------------------------
Name:
     ---------------------------

                                  SCHEDULE 2.1
                                       TO
                           PURCHASE AND SALE AGREEMENT
                      DATED DECEMBER 16, 2001, AS AMENDED,
                          BETWEEN HALL PARTNERS, L.P.,
                             ET AL., AS SELLERS, AND
                            HALL-HOUSTON OIL COMPANY,
                                  AS PURCHASER



                                                              Shares of Purchaser
         Sellers                                              2002 Preferred Stock
         -------                                              --------------------
Hall Partners, L.P.                                                       57,691.5

LPCR Investment
Group, L.P.                                                                9,615.5

Hall Consulting
Company, Inc.                                                              9,615.5

Hall Equities, Inc.                                                        9,615.5

Hall Family Trust                                                          9,615.5

Bruce R. Sidner                                                            9,615.5

Wayne P. Hall                                                              9,615.5

John H. Peper                                                              9,615.5
                                                                           -------

                                                                         125,000.0